UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON D.C. 20549

FORM 8-K

CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report (Date of earliest event reported): September 24, 2009

ADVAXIS, INC.
(Exact name of registrant as specified in its charter)

Delaware
(State or other jurisdiction of incorporation)

00028489	02-0563870
(Commission File Number)	(IRS Employer Identification Number)

The Technology Centre of New Jersey
675 Rt. 1, Suite B119
North Brunswick, N.J. 08902
(Address of principal executive offices)

Registrant’s telephone number, including area code: (732) 545-1590

Not applicable
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐  Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.

On September 24, 2009, to obtain funding for working capital and advancement of its science, Advaxis, Inc., a Delaware corporation (the “Company”), entered into a Preferred Stock Purchase Agreement, dated as of September 24, 2009 (the “Purchase Agreement”), with Optimus Capital Partners, LLC, a Delaware limited liability company, d/b/a Optimus Life Sciences Capital Partners, LLC (the “Investor”), which provides that, upon the terms and subject to the conditions set forth therein, the Investor is committed to purchase up to $5,000,000 of the Company’s newly authorized, non-convertible, redeemable Series A Preferred Stock, $0.001 par value per share (the “Series A Preferred Stock”), at a price of $10,000 per share of Series A Preferred Stock. Under the terms of the Purchase Agreement, from time to time until September 24, 2012, in the Company’s sole discretion, the Company may present the Investor with a notice to purchase a specified amount of Series A Preferred Stock (the “Notice”), which the Investor is obligated to purchase on the 10th trading day after the Notice date, subject to satisfaction of certain closing conditions. The Company will determine, in its sole discretion, the timing and amount of Series A Preferred Stock to be purchased by the Investor, and may sell such shares in multiple tranches (each, a “Tranche”). The Investor will not be obligated to purchase the Series A Preferred Stock subject to a Notice (i) in the event the closing price of the Company’s common stock during the nine trading days following delivery of a Notice falls below 75% of the closing price on the trading day prior to the date such Notice is delivered to the Investor, or (ii) to the extent such purchase would result in the Investor and its affiliates beneficially owning more than 9.99% of the Company’s outstanding common stock.

The Series A Preferred Stock is redeemable at the Company’s option on or after the fifth anniversary of the date of its issuance. The Series A Preferred Stock also has a liquidation preference per share equal to the original price per share thereof plus all accrued dividends thereon, and is subject to repurchase by the Company at the Investor’s election under certain circumstances, or following the consummation of certain fundamental transactions by the Company, at the option of a majority of the holders of the Series A Preferred Stock.

Holders of Series A Preferred Stock will be entitled to receive dividends, which will accrue in shares of Series A Preferred Stock on an annual basis at a rate equal to 10% per annum from the issuance date. Accrued dividends will be payable upon redemption of the Series A Preferred Stock. The Series A Preferred Stock ranks, with respect to dividend rights and rights upon liquidation:

•
senior to the Company’s common stock and any other class or series of preferred stock of the Company (other than a class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange); and

•
junior to all existing and future indebtedness of the Company and any class or series of preferred stock that the Company intends to cause to be listed for trading or quoted on Nasdaq, NYSE Amex or the New York Stock Exchange.

The Purchase Agreement provides that the Company will pay to the Investor a non-refundable fee of up to $250,000, $125,000 of which shall be paid in cash or in stock on or before October 28, 2009, and  $125,000 of which shall be paid on the closing date of the first Tranche (by offset from the gross proceeds of such Tranche).

In addition, at the time of execution of the Purchase Agreement on September 24, 2009 (the “Commitment Closing”), the Company issued to the Investor a three-year warrant to purchase up to 33,750,000 shares of the Company’s common stock (the “Warrant”), at an initial exercise price of $0.20 per share, subject to adjustment as provided in the Warrant. The Warrant will become exercisable on the earlier of (i) the date on which a registration statement registering for resale the shares of the Company’s common stock issuable upon exercise of the Warrant (the “Warrant Shares”) becomes effective and (ii) the first date on which such Warrant Shares are eligible for resale without limitation under Rule 144 (assuming a cashless exercise of the Warrant). The exercise price of the Warrant may be paid (at the option of the Investor) in cash or by the Investor’s issuance of a four-year, full-recourse promissory note, bearing interest at 2% per annum, and secured by specified portfolio of assets owned by the Investor. The Warrant also provides for cashless exercise if at any time a registration statement is not effective (or the prospectus contained therein is not available for use) for the resale of the Warrant Shares. If a “Funding Default” (as such term is defined in the Warrant) occurs and the Warrant has not previously been exercised in full, the Company has the right to demand surrender of the Warrant (or any remaining portion thereof) without compensation, and the Warrant shall automatically be cancelled.

The Company’s right to deliver a Notice to the Investor and the obligation of the Investor to accept a Notice and to acquire and pay for the Series A Preferred Stock subject to such Notice at a Tranche closing are subject to the satisfaction (or waiver) of certain conditions, which include, among others:

•
the Company’s common stock must be listed for trading or quoted on the OTC Bulletin Board (or another eligible trading market), and the Company must be in compliance with all requirements under the Securities Exchange Act of 1934, as amended, in order to maintain such listing;

•
either (i) the Company has a current, valid and effective registration statement covering the resale of all Warrant Shares or (ii) all Warrant Shares are eligible for resale without limitation under Rule 144 (assuming cashless exercise of the Warrant);

•	there must not be any material adverse effect with respect to the Company since the Commitment Closing, other than losses incurred in the ordinary course of business;

•	the Company must not be in default under any material agreement;

•	certain lock-up agreements with senior officers and directors of the Company and certain beneficial owners of 10% or more of the Company’s outstanding common stock must be effective;

•	there must not be any legal restraint prohibiting the transactions contemplated by the Purchase Agreement; and

•	the aggregate of all shares of the Company’s common stock beneficially owned by the Investor and its affiliates must not exceed 9.99% of the Company’s outstanding common stock.

The foregoing descriptions are qualified in their entirety by reference to the Purchase Agreement and the exhibits thereto (including, without limitation, the form of Warrant), a copy of which is attached hereto as Exhibit 10.1 and incorporated by reference herein in its entirety, and the Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock dated September 24, 2009, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

The securities described above are being offered and sold to the Investor in a private placement transaction made in reliance upon an exemption from registration pursuant to Section 4(2) of the Securities Act of 1933, as amended (the “Securities Act”), and Rule 506 of Regulation D promulgated thereunder. The Investor is an accredited investor as defined in Rule 501 of Regulation D promulgated under the Securities Act. Except as provided in the Purchase Agreement with respect to the Warrant Shares, the securities described above have not been and will not be registered under the Securities Act or any state securities or “blue sky” laws, and may not be offered or sold in the United States absent such registration or an applicable exemption therefrom. This Current Report shall not constitute an offer to sell or a solicitation of an offer to purchase the securities and shall not constitute an offer, solicitation or sale in any state or jurisdiction in which such an offer, solicitation or sale would be unlawful.

Item 3.02. Unregistered Sales of Securities.

 The information provided in Item 1.01 of this Current Report is incorporated in this Item 3.02 by reference in its entirety.

Item 5.03. Amendment of Articles of Incorporation or Bylaws; Change in Fiscal Year.

 The information provided in Item 1.01 of this Current Report is incorporated in this Item 5.03 by reference in its entirety.

(a)           To create the Series A Preferred Stock to be sold to the Investor under the Purchase Agreement, on September 24, 2009, the Company amended its Certificate of Incorporation by filing a Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock, a copy of which is attached hereto as Exhibit 4.1 and incorporated by reference herein in its entirety.

Item 8.01 Other Events.

 On September 25, 2009, the Company issued a press release regarding the transactions described in Item 1.01 of this Current Report.  A copy of the press release, which is attached as Exhibit 99.1 to this Current Report, is incorporated herein by reference in its entirety.

Item 9.01 Financial Statements and Exhibits.

(d)          Exhibits

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock of Advaxis, Inc. dated September 24, 2009

10.1	Preferred Stock Purchase Agreement dated as of September 24, 2009

99.1	Press Release dated September 25, 2009

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Dated: September 25, 2009	Advaxis, Inc.

	By:	/s/ Thomas A. Moore
Thomas A. Moore, Chief Executive Officer

EXHIBIT INDEX

Exhibit No.	Document Description

4.1	Certificate of Designation of Preferences, Rights and Limitations of the Series A Preferred Stock of Advaxis, Inc. dated September 24, 2009

10.1	Preferred Stock Purchase Agreement dated as of September 24, 2009

99.1	Press Release dated September 25, 2009